Exhibit 10.2

CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS
OF
Vet Online Supply Inc.

We, the undersigned, do hereby certify that at a meeting of the Board of Directors (the “Board”) of Vet Online Supply Inc., a corporation incorporated under the laws of the State of Florida (the “Corporation”), duly held on November 19, 2019, at which said meeting no less than a majority of the directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board of Directors has determined that in the best interests of the company, it has approved the Distribution and Licensing Agreement between Begreen Partners Inc., and Vet Online Supply Inc., as a part of the new reorganization of the company.

Located in Southern California, Bgreen will provide exclusive licensing and distribution of its cannabis agricultural container products. The agreement includes a 5 year term and $4,000,000 fee to be secured with 400,000 shares of Series A Stock, at a value of $10 per share and PAR (.001).

NOW, THEREFORE, BE IT:

RESOLVED, the Board of Directors has determined that in the best interests of the company, it has approved the Distribution and Licensing Agreement between Begreen Partners Inc., and Vet Online Supply Inc., as a part of the new reorganization of the company.

Located in Southern California, Bgreen will provide exclusive licensing and distribution of its cannabis agricultural container products. The agreement includes a 5 year term and $4,000,000 fee to be secured with 400,000 shares of Series A Stock, at a value of $10 per share and PAR (.001).

RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate and/or proper way to implement the provisions of the foregoing resolutions:

The undersigned, do hereby certify that we are members of the Board; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board duly convened and held in accordance with its by-laws and the laws of the Corporation’s state of incorporation, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, we have hereunto set our hands as Members of the Board of Directors of the Corporation.

11/19/2019
Daniel Rushford, Director	Date

11/19/2019
Samuel Berry, Director	Date